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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in the Registration Statements of Foster Wheeler Corporation on (1) Form S-3 (File Nos. 33-61809, 333-52369, 333-52369-01 and 333-52369-02) and (2) Form S-8 (File Nos. 33-40878,
33-34694, 33-59739, 333-25945 and 333-77125) of Foster Wheeler Corporation of
our report, dated January 30, 2001 (except as to note 8 to the consolidated financial statements for which the date is March 5, 2001) relating to the consolidated financial statements included in this Form 10-K.







PricewaterhouseCoopers LLP


Florham Park, New Jersey
March 5, 2001